Exhibit 99.1

THE ODP CORPORATION PROVIDES UPDATE ON COMPUCOM’S MALWARE INCIDENT AND BUSINESS IMPACT

Boca Raton, Fla., March 26, 2021 – The ODP Corporation (“ODP,” or the “Company”) (NASDAQ:ODP) today provided an update to prior disclosures regarding the malware incident that affected its wholly-owned subsidiary CompuCom Systems, Inc. (“CompuCom”) on March 1, 2021. CompuCom has made significant progress in restoring operations and service delivery to its customers. While CompuCom has made significant progress in remediating its systems related to the malware incident, ODP nonetheless expects the down time experienced and related impact due to the malware incident to result in a loss of revenue for the month of March as well as incurred and accrued costs which will adversely impact the Company’s financial results for the first fiscal quarter of 2021. The Company estimates the loss of revenue to be between $5.0 million and $8.0 million as a result of the incident (primarily because of CompuCom’s need to temporarily suspend certain services to certain customers). In addition, the Company expects to incur expenses of up to $20 million, of which the Company assumes approximately $10 million will be accrued through the first quarter of 2021. These expense estimates are primarily related to CompuCom’s efforts to restore service delivery to impacted customers and to address certain other matters resulting from the incident. The Company carries insurance, including cyber insurance, which it believes to be commensurate with its size and the nature of its operations and expects that a portion of these costs may be covered by insurance.

Certain CompuCom services were not directly impacted by the malware and CompuCom continued to deliver certain services to those customers throughout March. CompuCom was able to substantially restore delivery capabilities as of March 17, 2021. The Company expects that CompuCom will have service delivery restored to substantially all of its customers by the end of March 2021. As a part of the restoration efforts, CompuCom has taken actions to efficiently and securely restore service delivery to its customers while hardening its systems with enhanced security measures and advanced anti-malware agents.

Since ODP is currently in a quiet period prior to its release of earnings results for the first quarter of 2021, the Company’s management team will not be discussing its first quarter financial performance, including the information discussed in this press release, until its first quarter earnings call which is scheduled to occur on or about May 5, 2021.

The preliminary estimated information set forth above does not represent a comprehensive statement of ODP’s results of operations or financial condition as of or for the first quarter ending March 27, 2021. The final unaudited comprehensive statements of results of operations and financial condition of ODP for the quarter ending March 27, 2021 may vary from our current expectations and may be different from the information described above as our quarterly financial statement close process has not begun and additional developments and adjustments may arise between now and the time the financial information for this period is finalized. In addition, these preliminary estimates are not necessarily indicative of the results to be achieved in any future period particularly due to possible future developments relating to the COVID-19 pandemic which are highly uncertain and cannot be predicted. Accordingly, you should not place undue reliance on the preliminary estimated financial information set forth herein.

About The ODP Corporation and CompuCom Services, Inc.

The ODP Corporation (NASDAQ:ODP), is a leading provider of business services and supplies, products and digital workplace technology solutions to small, medium and enterprise businesses, through an integrated business-to-business (B2B) distribution platform, which includes world-class supply chain and distribution operations, dedicated sales professionals and technicians, online presence, and approximately 1,100 stores. CompuCom, a wholly owned subsidiary of The ODP Corporation, provides end-to-end managed workplace services, infrastructure modernization and digital consulting to enable the digital workplace for enterprise, midsize and small businesses. For more information, visit compucom.com.

The ODP Corporation is a trademark of The Office Club, Inc. CompuCom is a trademark of CompuCom Systems, Inc.

Safe Harbor and Forward-Looking Statements

Statements in this press release regarding estimated first quarter 2021 results including the financial impact of the malware incident, future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: fluctuations in demand for our existing and future products; changes to economic conditions in the United States and internationally; our ability to control and successfully manage our expenses and cash position; our ability to successfully restore our existing systems affected by the malware incident; our ability to prevent or mitigate the effects of future cyberattacks; the ability to realize anticipated synergies from acquired businesses; the other factors described in our annual report on Form 10-K for the fiscal year ended 2020 and our quarterly reports, and other reports filed with the U.S. Securities and Exchange Commission; and the risks described above related to the finalization of the preliminary estimated information included in this press release. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.